UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2012

COMSTOCK MINING INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

1200 American Flat Road, Virginia City, Nevada 89440

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 775-847-5272

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 19, 2012, Comstock Mining Inc. (the “Company”) held its Annual Meeting. During this meeting, stockholders of the Company were asked to consider and vote upon two proposals: (1) election of the five nominees to the Board of Directors of the Company set forth in the Company’s 2012 Proxy Statement; and (2) ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2012.

As of the record date for the Annual Meeting, May 3, 2012, there were outstanding 39,497,944 shares of common stock and 58,956 shares of preferred stock. Each share of common stock outstanding on the record date entitled the holder thereof to one vote. Each share of preferred stock outstanding on the record date entitled the holder thereof to one vote for each share of common stock into which such preferred stock may have been converted to on the record date, except for shares of Series A-1 Convertible Preferred Stock, which entitled the holders thereof to five votes for each share of common stock into which such preferred stock may have been converted to on the record date. Of the shares of common stock and preferred stock outstanding on the record date, the holders of common stock and/or preferred stock entitled to vote with respect to 215,892,865 shares of common stock were represented in person or by proxy at the Annual Meeting.

For each proposal, the results of the stockholder voting were as follows:

1. Election of directors. All of the nominees for directors were elected to serve for a term which expires at the annual meeting of stockholders in 2013, by the votes set forth in the table below.

Nominee	Voted For	Withheld	Broker Non-Votes
Corrado De Gasperis	195,491,058	221,491	20,180,316
Daniel W. Kappes	195,501,038	211,511	20,180,316
William J. Nance	195,472,678	239,871	20,180,316
Robert A. Reseigh	195,468,859	243,690	20,180,316
John V. Winfield	195,611,607	100,942	20,180,316

2. Ratification of appointment of independent registered public accounting firm. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified by the stockholders by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
215,293,443	301,936	297,486	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: June 20, 2012	By:	/s/ Corrado De Gasperis
President, Chief Executive Officer and Director